Exhibit 99.1

NASDAQ: ONB

oldnational.com

FOR IMMEDIATE RELEASE July 27, 2015	Contacts:
Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National Bancorp’s 2nd quarter highlighted by 7.0% annualized loan growth and stable net interest margin

2ND QUARTER HIGHLIGHTS:

•	Earnings of $26.2 million, or $.22 per common share

•	Adjusted net income[1] of $29.8 million, or $.25 per share

•	Loan growth of $120.7 million, or 7.0% annualized, over 1Q15

•	Stable Net Interest Margin

•	Efficiency initiatives remain on track

[1]	Adjusted net income is a non-GAAP measure – refer to Table 1 for non-GAAP reconciliation

Evansville, Ind. (July 27, 2015) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported 2nd quarter 2015 net income of $26.2 million, or $.22 per share. These reported quarterly results compare to net income of $20.9 million in the 1st quarter of 2015 and $18.8 million recorded in the 2nd quarter of 2014.

Impacting 2nd quarter 2015 results were charges relating to several strategic initiatives aimed at improving the long-term operating leverage of the Company. These 2nd quarter pre-tax charges include $1.5 million of merger and integration expenses as well as $4.0 million relating to branch consolidations and pending sales. Excluding the impact of these pre-tax items, Old National would have reported net income of $29.8 million, or $.25 per share.

Also today the Company announced its quarterly cash dividend of $.12 per share. The dividend is payable September 15, 2015, to shareholders of record on September 1, 2015. For purposes of broker trading, the ex-date of the cash dividend is August 28, 2015.

“We’re very pleased to report a successful quarter highlighted by $120.7 million in loan growth, stable net interest margin and the completion of our recently announced banking center consolidations,” said President & CEO Bob Jones. “As we move into the 2nd half of 2015, we remain keenly focused on organic revenue growth and on completing our operating efficiency initiatives.”

Committed to our Strategic Imperatives and 2015 Initiatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the three strategic imperatives that have guided Old National for 10 years:

1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Guided by these three strategic imperatives, Old National’s primary initiatives for 2015 are: 1. Continue to grow organic revenue; 2. Improve operating leverage; and 3. Prudent use of capital, all while maintaining a strong credit culture.

Grow Organic Revenue

Balance Sheet and Net Interest Margin

Total period-end loans, including loans held for sale, at June 30, 2015, increased $120.7 million to $6.984 billion from $6.863 billion at March 31, 2015. The Indianapolis market, the Kalamazoo, Michigan market and the Louisville, Kentucky market were the best producing regions, increasing $25.3 million, $22.7 million and $21.1 million, respectively, over March 31, 2015, loan balances.

At June 30, 2015, total core deposits, including demand and interest-bearing deposits, decreased $102.9 million to $8.763 billion, compared to the $8.866 billion at March 31, 2015. On average, total core deposits increased $35.8 million to $8.822 billion during the 2nd quarter of 2015 compared to $8.786 billion during the 1st quarter of 2015.

Net interest income was $92.1 million in the 2nd quarter of 2015 compared to $91.0 million in the 1st quarter of 2015, and $84.5 million in the 2nd quarter of 2014. Net interest income on a fully taxable equivalent basis was $96.9 million for the 2nd quarter of 2015 and represented a net interest margin on total average earning assets of 3.75%. These results compare to net interest income on a fully taxable equivalent basis of $95.7 million and a margin of 3.70% in the 1st quarter of 2015. In the 2nd quarter of 2014, Old National reported net interest income on a fully taxable equivalent basis of $88.7 million and a margin of 4.07%. Refer to Tables A, B and C for Non-GAAP taxable equivalent reconciliations.

As part of net interest income, Old National recorded $15.6 million, or a 60 basis point contribution to net interest margin, in accretion income in the 2nd quarter of 2015 related to purchase accounting discounts from various acquisitions. Of this amount, the contributions from Tower Financial Corporation, United Bancorp, Inc., LSB Financial Corp. and Founders were $2.7 million, $2.9 million, $1.0 million and $1.4 million, respectively. Acquisitions of Tower, United, LSB and Founders were closed in the 2nd, 3rd, and 4th quarters of 2014 and the 1st quarter of 2015, respectively. Total accretion income in the 1st quarter of 2015 and the 2nd quarter of 2014 reported by Old National was $14.6 million, or a 56 basis point net interest margin contribution, and $17.6 million, or an 81 basis point net interest margin contribution, respectively. Excluding this accretion income, the net interest margin would have been 3.15%, 3.14% and 3.26%, for the 2nd quarter of 2015, the 1st quarter of 2015 and the 2nd quarter of 2014, respectively.

Fees, Service Charges and Other Revenue

Total fees, service charges and other revenue represent an important component of Old National’s revenue stream and amounted to $54.4 million for the 2nd quarter of 2015. This compares to $52.6 million in the 1st quarter of 2015 and $37.9 million in the 2nd quarter of 2014. The current quarter contained a $1.5 million unfavorable change in the indemnification asset relating to the 2011 FDIC-assisted acquisition of Integra Bank, compared to unfavorable changes of $1.0 million and $10.5 million recorded in the 1st quarter of 2015 and the 2nd quarter of 2014, respectively. Also included in the 2nd quarter is a $2.0 million gain on the sale of property in the Company’s Bloomington, Indiana market. The 1st quarter of 2015 also included $2.1 million of seasonal insurance contingency income, compared to virtually none in the 2nd quarter of 2015 and the 2nd quarter of 2014.

Improve Operating Leverage

Total noninterest expenses recorded in the 2nd quarter of 2015 were $109.7 million compared to $116.2 million in the 1st quarter of 2015 and $98.1 million recorded in the 2nd quarter of 2014. Included in 2nd quarter 2015 are $1.5 million in merger and integration charges. Also included in Old National’s 2nd quarter 2015 noninterest expenses were charges relating to strategic actions the Company believes should improve the operating leverage of the franchise. These charges include $4.0 million for various branch sales and consolidations. Specifically during the 2nd quarter of 2015, Old National consolidated 16 branches throughout its franchise. The Company is also finalizing the sales of 17 branches, in two separate transactions, which are anticipated to close in the 3rd quarter of 2015. The 1st quarter of 2015 contained $4.0 million in merger and integration charges, $4.4 million in severance for an early retirement program and other workforce reductions and $2.6 million related to the branch sales and consolidations. Also impacting year-over-year comparisons are the operational costs associated with the Tower, LSB, United and Founders acquisitions, which closed in April, July and November of 2014, and January of 2015, respectively, adding an additional 34 branches to the Old National franchise.

Prudent Use of Capital

Maintaining a strong capital position continues to be a top priority for Old National. Despite recent acquisition activity, Old National’s capital position remained above regulatory guideline minimums at June 30, 2015, with regulatory tier 1 and total risk-based capital ratios of 11.6% and 12.2%, respectively, compared to 12.2% and 12.9% at March 31, 2015, and 14.0% and 14.7% at June 30, 2014. Old National repurchased 1.9 million shares of stock in the open market during the 2nd quarter of 2015. On July 23, 2015, the Old National Bancorp Board of Directors approved an additional 1.0 million shares to be added to the original 6.0 million authorization approved in October, 2014.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

	Regulatory Guidelines Minimum	Consolidated ONB at June 30, 2015
Tier 1 Risk-Based Capital Ratio	> 6%	11.6%
Total Risk-Based Capital Ratio	> 8%	12.2%
Common Equity Tier 1 Capital Ratio	> 4.5%	11.2%
Tier 1 Leverage Capital Ratio	> 4%	8.2%

At June 30, 2015, Old National’s ratio of tangible common equity to tangible assets was 7.23%, compared to 7.52% at March 31, 2015, and 8.42% at June 30, 2014. Refer to Table 2 for Non-GAAP reconciliations.

Maintain a Strong Credit Culture

Old National recorded provision expense of $2.3 million and had net charge-offs of $1.0 million in the 2nd quarter of 2015. These results compare to virtually no provision expense and net recoveries of $1.0 million, and a provision recapture of $.4 million and net charge-offs of $1.0 million, in the 1st quarter of 2015 and the 2nd quarter of 2014, respectively. Net charge-offs for the 2nd quarter of 2015 were .06% of average total loans on an annualized basis, compared to net recoveries of .06% of average total loans in the 1st quarter of 2015 and net charge-offs of .07% of average total loans in the 2nd quarter of 2014. On a year-to-date basis, Old National reported virtually no net charge-offs and recorded provision expense of $2.3 million.

Old National’s allowance for loan losses at June 30, 2015, was $50.2 million, or .74% of total loans, compared to an allowance of $48.9 million, or ..73% of total loans at March 31, 2015, and $46.2 million, or .83% of total loans, at June 30, 2014. The coverage ratio (allowance to non-performing loans) stood at 28% at June 30, 2015, compared to 29% at March 31, 2015, and 33% at June 30, 2014.

The loan portfolios booked with the acquisitions of Tower, United, LSB and Founders were recorded at fair value in accordance with ASC 805 at the date of acquisition. Therefore, no allowance for loan losses is recorded on the acquisition date.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	2Q14	1Q15	2Q15
Non-Performing Loans (NPLs)	$139.5	$168.4	$181.4
Problem Loans (Including NPLs)	228.7	253.2	257.1
Special Mention Loans	119.4	190.0	173.9
Net Charge-Off Ratio	.07%	(.06)%	.06%
Provision for Loan Losses	($0.4)	$0.0	$2.3
Allowance for Loan Losses	46.2	48.9	50.2

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana and, with $12.1 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Western Kentucky and Louisville, Southern Illinois and Central and Western Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Monday, July 27, 2015, to discuss second-quarter 2015 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on July 27 through August 10. To access the replay, dial 1-855-859-2056, Conference ID Code 81832621.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Adjusted Net Income

($ in millions)	Reported 2Q15	Adjustments	Adjusted 2Q15
Total Revenues (FTE Basis)	$151.8	$—	$151.8
Less: Provision for Loan Losses	(2.3)	—	(2.3)
Less: Noninterest Expenses	(109.7)	5.5	(104.1)
Income before Income Taxes	$39.9	$5.5	$45.4
Income Taxes	(13.7)	(1.9)	(15.6)
Net Income	$26.2	$3.6	$29.8
Average Shares Outstanding	116,223	—	116,223
Earnings Per Share	$.22	$.03	$.25

Table 2: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances - $ in millions)	June 30, 2014	March 31, 2015	June 30, 2015
Total Shareholders’ Equity	$1,277.3	$1,483.3	$1,456.7
Deduct: Goodwill and Intangible Assets	(439.3)	(631.6)	(629.5)
Tangible Shareholders’ Equity	$838.1	$851.6	$827.3
Total Assets	$10,387.9	$11,951.3	$12,075.8
Add: Trust Overdrafts	—	0.1	0.1
Deduct: Goodwill and Intangible Assets	(439.3)	(631.6)	(629.5)
Tangible Assets	$9,948.7	$11,319.7	$11,446.4
Tangible Equity to Tangible Assets	8.42%	7.52%	7.23%

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the recently completed mergers might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; expected cost savings in connection with recent branch divestitures may not be fully realized, and deposit attrition, customer loss, and revenue loss may be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2015	Mar. 31, 2015	$ Change	% Change
Income Data:
Net Interest Income	$92,097	$90,993	$1,104	1.2
Taxable Equivalent Adjustment	4,757	4,658	99	2.1
Net Interest Income (FTE)	96,854	95,651	1,203	1.3
Fees, Service Charges and Other Revenues	54,425	52,553	1,872	3.6
Securities Gains (Losses) (a)	512	2,683	(2,171)	(80.9)
Derivative Gains (Losses)	42	59	(17)	(28.8)
Total Revenue (FTE)	151,833	150,946	887	0.6
Provision for Loan Losses	2,271	1	2,270	N/M
Noninterest Expense	109,690	116,156	(6,466)	(5.6)
Income before Taxes	39,872	34,789	5,083	14.6
Provision for Taxes (FTE)	13,716	13,883	(167)	(1.2)
Net Income	26,156	20,906	5,250	25.1

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	0.22	0.18	0.04	22.2
Average Diluted Shares Outstanding	116,223	119,076	(2,853)	(2.4)
Book Value	12.64	12.68	(0.04)	(0.3)
Stock Price	14.46	14.19	0.27	1.9

Performance Ratios:
Return on Average Assets	0.88%	0.70%	0.18%	25.7
Return on Average Common Equity (c)	7.11	5.56	1.55	27.9
Net Interest Margin (FTE)	3.75	3.70	0.05	1.4
Other Expense to Revenue (Efficiency Ratio) (d)	70.52	76.27	(5.75)	(7.5)
Net Charge-offs to Average Loans (e)	0.06	(0.06)	0.12	N/M
Reserve for Loan Losses to Ending Loans (e)	0.74	0.73	0.01	1.4
Non-Performing Loans to Ending Loans (e)	2.68	2.53	0.15	5.9

Balance Sheet:
Average Assets	$11,911,639	$11,931,169	$(19,530)	(0.2)
End of Period Balances:
Assets	12,075,820	11,951,307	124,513	1.0
Investments	3,471,440	3,460,540	10,900	0.3
Money Market Investments (f)	16,228	19,343	(3,115)	(16.1)
Commercial Loans and Leases	1,788,912	1,682,104	106,808	6.3
Commercial Real Estate Loans	1,806,251	1,850,078	(43,827)	(2.4)
Consumer Loans	1,528,799	1,474,755	54,044	3.7
Residential Real Estate Loans	1,642,100	1,645,602	(3,502)	(0.2)
Loans Held for Sale	217,667	210,513	7,154	3.4
Earning Assets	10,471,397	10,342,935	128,462	1.2
Core Deposits (Excluding Brokered CDs)	8,762,770	8,865,674	(102,904)	(1.2)
Borrowed Funds (Including Brokered CDs)	1,646,586	1,395,433	251,153	18.0
Common Shareholders’ Equity	1,456,723	1,483,271	(26,548)	(1.8)

(a)	Includes no other-than-temporary impairment in second-quarter 2015 or first-quarter 2015.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,471,922 and $1,502,722, respectively, for June 30, 2015, and March 31, 2015.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes loans held for sale.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2015	June 30, 2014	$ Change	% Change
Income Data:
Net Interest Income	$92,097	$84,482	$7,615	9.0
Taxable Equivalent Adjustment	4,757	4,256	501	11.8
Net Interest Income (FTE)	96,854	88,738	8,116	9.1
Fees, Service Charges and Other Revenues	54,425	37,893	16,532	43.6
Securities Gains (Losses) (a)	512	1,689	(1,177)	(69.7)
Derivative Gains (Losses)	42	71	(29)	(40.8)
Total Revenue (FTE)	151,833	128,391	23,442	18.3
Provision for Loan Losses	2,271	(400)	2,671	N/M
Noninterest Expense	109,690	98,104	11,586	11.8
Income before Taxes	39,872	30,687	9,185	29.9
Provision for Taxes (FTE)	13,716	11,914	1,802	15.1
Net Income	26,156	18,773	7,383	39.3

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	0.22	0.18	0.04	22.2
Average Diluted Shares Outstanding	116,223	104,361	11,862	11.4
Book Value	12.64	12.07	0.57	4.7
Stock Price	14.46	14.28	0.18	1.3

Performance Ratios:
Return on Average Assets	0.88%	0.75%	0.13%	17.3
Return on Average Common Equity (c)	7.11	6.00	1.11	18.5
Net Interest Margin (FTE)	3.75	4.07	(0.32)	(7.9)
Other Expense to Revenue (Efficiency Ratio) (d)	70.52	75.85	(5.33)	(7.0)
Net Charge-offs to Average Loans (e)	0.06	0.07	(0.01)	(14.3)
Reserve for Loan Losses to Ending Loans (e)	0.74	0.83	(0.09)	(10.8)
Non-Performing Loans to Ending Loans (e)	2.68	2.52	0.16	6.3

Balance Sheet:
Average Assets	$11,911,639	$10,012,474	$1,899,165	19.0
End of Period Balances:
Assets	12,075,820	10,387,933	1,687,887	16.2
Investments	3,471,440	3,435,463	35,977	1.0
Money Market Investments (f)	16,228	20,887	(4,659)	(22.3)
Commercial Loans and Leases	1,788,912	1,520,477	268,435	17.7
Commercial Real Estate Loans	1,806,251	1,405,714	400,537	28.5
Consumer Loans	1,528,799	1,162,506	366,293	31.5
Residential Real Estate Loans	1,642,100	1,450,171	191,929	13.2
Loans Held for Sale	217,667	11,398	206,269	N/M
Earning Assets	10,471,397	9,006,616	1,464,781	16.3
Core Deposits (Excluding Brokered CDs)	8,762,770	7,517,440	1,245,330	16.6
Borrowed Funds (Including Brokered CDs)	1,646,586	1,407,156	239,430	17.0
Common Shareholders’ Equity	1,456,723	1,277,331	179,392	14.0

(a)	Includes no other-than-temporary impairment in second-quarter 2015 and second-quarter 2014.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,471,922 and $1,250,792 respectively, for 2015 and 2014.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes loans held for sale.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table C)

	Six-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2015	June 30, 2014	$ Change	% Change
Income Data:
Net Interest Income	$183,090	$167,960	$15,130	9.0
Taxable Equivalent Adjustment	9,415	8,187	1,228	15.0
Net Interest Income (FTE)	192,505	176,147	16,358	9.3
Fees, Service Charges and Other Revenues	106,978	77,818	29,160	37.5
Securities Gains (Losses) (a)	3,195	2,148	1,047	48.7
Derivative Gains (Losses)	101	250	(149)	(59.6)
Total Revenue (FTE)	302,779	256,363	46,416	18.1
Provision for Loan Losses	2,272	(363)	2,635	N/M
Noninterest Expense	225,846	186,356	39,490	21.2
Income before Taxes	74,661	70,370	4,291	6.1
Provision for Taxes (FTE)	27,599	25,087	2,512	10.0
Net Income	47,062	45,283	1,779	3.9

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	0.40	0.44	(0.04)	(9.1)
Average Diluted Shares Outstanding	117,634	102,363	15,271	14.9
Book Value	12.64	12.07	0.57	4.7
Stock Price	14.46	14.28	0.18	1.3

Performance Ratios:
Return on Average Assets	0.79%	0.93%	(0.14)%	(15.1)
Return on Average Common Equity (c)	6.33	7.47	(1.14)	(15.3)
Net Interest Margin (FTE)	3.72	4.14	(0.42)	(10.1)
Other Expense to Revenue (Efficiency Ratio) (d)	73.36	71.80	1.56	2.2
Net Charge-offs to Average Loans (e)	0.00	0.02	(0.02)	(100.0)
Reserve for Loan Losses to Ending Loans (e)	0.74	0.83	(0.09)	(10.8)
Non-Performing Loans to Ending Loans (e)	2.68	2.52	0.16	6.3

Balance Sheet:
Average Assets	$11,921,350	9,753,755	$2,167,595	22.2
End of Period Balances:
Assets	12,075,820	10,387,933	1,687,887	16.2
Investments	3,471,440	3,435,463	35,977	1.0
Money Market Investments (f)	16,228	20,887	(4,659)	(22.3)
Commercial Loans and Leases	1,788,912	1,520,477	268,435	17.7
Commercial Real Estate Loans	1,806,251	1,405,714	400,537	28.5
Consumer Loans	1,528,799	1,162,506	366,293	31.5
Residential Real Estate Loans	1,642,100	1,450,171	191,929	13.2
Loans Held for Sale	217,667	11,398	206,269	N/M
Earning Assets	10,471,397	9,006,616	1,464,781	16.3
Core Deposits (Excluding Brokered CDs)	8,762,770	7,517,440	1,245,330	16.6
Borrowed Funds (Including Brokered CDs)	1,646,586	1,407,156	239,430	17.0
Common Shareholders’ Equity	1,456,723	1,277,331	179,392	14.0

(a)	Includes $0 and $100 for other-than-temporary impairment in 2015 and 2014.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,487,237 and $1,213,010 respectively, for 2015 and 2014.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes loans held for sale.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.